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                                                                   EXHIBIT 10.5



                       MONITORING AND OVERSIGHT AGREEMENT


         THIS MONITORING AND OVERSIGHT AGREEMENT (the "Agreement") is made and entered into effective as of November 27, 1996, among Atrium Corporation, a Delaware corporation ("Holdings"), Atrium Companies, Inc., a Delaware corporation (the "Company"), and Hicks, Muse & Co. Partners, L.P., a Texas limited partnership (together with its successors, "HMCo").

         1. Retention. Holdings and the Company hereby acknowledge that they have retained HMCo, and HMCo acknowledges that, subject to reasonable advance notice in order to accommodate scheduling, HMCo will provide financial oversight and monitoring services to Holdings and the Company as requested by the board of directors of Holdings during the term of this Agreement.

         2. Term. The term of this Agreement shall continue until the earlier of (i) the tenth anniversary of the date hereof, or (ii) the date on which Hicks, Muse, Tate & Furst Equity Fund III, L.P. and its affiliates cease to own beneficially, directly or indirectly, any securities of Holdings or its successors.

         3.      Compensation.

                 (a) As compensation for HMCo's services to Holdings and the Company under this Agreement, Holdings and the Company hereby irrevocably agree to pay to HMCo, and Holdings agrees to cause the Company to pay, an annual fee (the "Monitoring Fee") of $320,000 (the "Base Fee"), subject to adjustment pursuant to paragraphs (b) and (c) below and prorated on a daily basis for any partial calendar year during the term of this Agreement. The Monitoring Fee shall be payable in equal quarterly installments on each January 1, April 1, July 1 and October 1 during the term of this Agreement (each a "Payment Date"), beginning with the first Payment Date following the date hereof. All payments shall be made by wire transfer of immediately available funds to the account described on Exhibit A hereto (or such other account as HMCo may hereafter designate in writing).

                 (b) On January 1 of each calendar year during the term of this Agreement, the Monitoring Fee shall be adjusted to an annual amount equal to (i) the budgeted consolidated annual net sales of the Company and its subsidiaries for the then-current fiscal year, multiplied by (ii) 0.2% (the "Percentage"); provided, however, that in no event shall the annual Monitoring Fee be less than the Base Fee.

                 (c) On each occasion that the Company or any of its subsidiaries shall acquire another entity or business during the term of this Agreement, the annual Monitoring Fee for the calendar year in which such acquisition occurs shall be adjusted prospectively (i.e., for periods subsequent to such acquisition until the next adjustment pursuant to clause (b) above), as of the closing of such acquisition, to an annual amount equal to (i) the proforma combined budgeted consolidated annual net sales of the Company and its subsidiaries for the entire then-current fiscal year of the Company (including the sales of the acquired entity or business for such entire fiscal year,
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on a pro forma basis), multiplied by (ii) the Percentage; provided, however, that in no event shall the annual Monitoring Fee be less than the Base Fee.

                 (d) All past due payments in respect of the Monitoring Fee shall bear interest at the lesser of the highest rate of interest which may be charged under applicable law or the prime commercial lending rate per annum of Chemical Bank, N.A. or its successors (which rate is a reference rate and is not necessarily its lowest or best rate of interest actually charged to any customer) (the "Prime Rate") as in effect from time to time, plus five percent (5%), from the due date of such payment to and including the date on which payment is made to HMCo in full, including such interest accrued thereon.

         4. Reimbursement of Expenses. In addition to the compensation to be paid pursuant to Section 3 hereof, Holdings and the Company agree to pay or reimburse HMCo for all "Reimbursable Expenses", which shall consist of (i) all reasonable disbursement and out-of-pocket expenses (including without limitation, costs of travel, postage, deliveries, communications, etc.) incurred by HMCo or its affiliates for the account of Holdings or the Company or in connection with the performance by HMCo of the services contemplated by
Section 1 hereof and (ii) Holdings' Pro Rata Share of Allocable Expenditures as defined in Exhibit B hereto. Promptly (but not more than 10 days) after request by or notice from HMCo, Holdings and the Company shall, and Holdings shall cause the Company to, pay HMCo, by wire transfer of immediately available funds to the account described on Exhibit A hereto (or such other account as HMCo may hereafter designate in writing), the Reimbursable Expenses for which HMCo has provided Holdings and the Company invoices or reasonably detailed descriptions. All past due payments in respect of the Reimbursable Expenses shall bear interest at the lesser of the highest rate of interest which may be charged under applicable law or the Prime Rate plus 5% from the Payment Date to and including the date on which such Reimbursable Expenses plus accrued interest thereon are fully paid to HMCo.

         5. Indemnification. Holdings and the Company jointly and severally shall indemnify and hold harmless each of HMCo, its affiliates, and their respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of 1934), if any, agents and employees (HMCo, its affiliates, and such other specified persons being collectively referred to as "Indemnified Persons", and individually as an "Indemnified Person") from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including those arising out of an Indemnified Person's negligence and fees and disbursements of the respective Indemnified Person's counsel) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by Holdings and/or the Company or (ii) actions taken or omitted to be taken by an Indemnified Person with Holdings' or the Company's consent or in conformity with Holdings' or the Company's instructions or Holdings' or the Company's actions or omissions or (B) are otherwise related to or arise out of HMCo's engagement, and will reimburse each Indemnified Person for all costs and expenses, including fees and disbursements of any Indemnified Person's counsel, as they are incurred, in connection with investigating, preparing for, defending, or appealing any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with HMCo's acting pursuant to HMCo's engagement, whether or not any Indemnified Person is named as a party thereto and whether or not any liability results therefrom.



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Neither Holdings nor the Company will, however, be responsible for any claims, liabilities, losses, damages or expenses pursuant to clause (B) of the preceding sentence that have resulted primarily from HMCo's bad faith, gross negligence or willful misconduct. Holdings and the Company also agree that neither HMCo nor any other Indemnified Person shall have any liability to Holdings or the Company for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages or expenses incurred by Holdings and/or the Company that have resulted primarily from HMCo's bad faith, gross negligence or willful misconduct. Holdings and the Company further agree that neither of them will, without the prior written consent of HMCo, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of HMCo and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding. HOLDINGS AND THE COMPANY HEREBY ACKNOWLEDGE THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ANY CLAIMS, LIABILITIES, LOSSES, DAMAGES OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF HMCO OR ANY OTHER INDEMNIFIED PERSON.

         The foregoing right to indemnity shall be in addition to any rights that HMCo and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. Holdings and the Company hereby consent to personal jurisdiction and to service and venue in any court in which any claim which is subject to this Agreement is brought against HMCo or any other Indemnified Person.

         It is understood that, in connection with HMCo's engagement, HMCo may also be engaged to act for Holdings and/or the Company in one or more additional capacities, and that the terms of this engagement or any such additional engagement(s) may be embodied in one or more separate written agreements. This indemnification shall apply to the engagement specified in the first paragraph hereof as well as to any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagements.

         Holdings and the Company further understand and agree that if HMCo is asked to furnish Holdings and/or the Company a financial opinion letter or act for Holdings and/or the Company in any other formal capacity, such further action may be subject to a separate agreement containing provisions and terms to be mutually agreed upon.

         6. Confidential Information. In connection with the performance of the services hereunder, HMCo agrees not to divulge any confidential information, secret processes or trade secrets disclosed by Holdings or the Company to it solely in its capacity as a financial advisor, unless Holdings and the Company consent to the divulging thereof or such information, secret processes or trade secrets are publicly available or otherwise available to HMCo without restriction or breach of any confidentiality agreement or unless required by any governmental authority or in response to any valid legal process.





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         7.      Governing Law.  This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Texas, excluding any choice-of-law provisions thereof.

         8. Assignment. This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (other than with respect to the rights and obligations of HMCo, which may be assigned to any one or more of its principals or affiliates) by any of the parties without the prior written consent of the other parties.

         9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

         10. Other Understandings. All discussions, understandings and agreements heretofore made between any of the parties hereto with respect to the subject matter hereof are merged in this Agreement, which alone fully and completely expresses the Agreement of the parties hereto. All calculations of the Monitoring Fee and Reimbursable Expenses shall be made by HMCo and, in the absence of mathematical error, shall be final and conclusive.



              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                   HICKS, MUSE & CO. PARTNERS, L.P.

                                   By:      HM PARTNERS INC.,
                                            its General Partner



                                            By: /s/ MICHAEL D. SALIM
                                               -----------------------
                                               Michael D. Salim
                                               Chief Financial Officer


                                   ATRIUM CORPORATION



                                   By: /s/ RANDALL S. FOJTASEK
                                      --------------------------------
                                      Randall S. Fojtasek
                                      President


                                   ATRIUM COMPANIES, INC.



                                   By: /s/ RANDALL S. FOJTASEK
                                      --------------------------------
                                      Randall S. Fojtasek
                                      President







            [SIGNATURE PAGE FOR MONITORING AND OVERSIGHT AGREEMENT]





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                                   EXHIBIT A

                          [Wire Transfer Instructions]


                       Texas Commerce Bank
                       ABA #: 113000609
                       Account #: 08805113824
                       Credit: Hicks, Muse & Co. Partners
                       Reference: Payment of [Monitoring Fees or Expenses]
                                  by Atrium Corporation

                                   EXHIBIT B

        PRO RATA SHARE OF ALLOCABLE EXPENDITURES AND RELATED DEFINITIONS

         Pro Rata Share of Allocable Expenditures shall equal the product obtained by multiplying (i) the sum of all Allocable Expenditures that have not previously been paid or reimbursed to HMCo by Holdings or the Company and other Participating Acquired Companies, by (ii) a fraction, the numerator of which shall equal the total amount of Invested Capital (as from time to time outstanding) that any Fund has invested in Holdings' or the Company's securities or instruments and the denominator of which shall equal the total amount of Invested Capital (as from time to time outstanding) that any Fund has invested in the securities or instruments of any and all Participating Acquired Companies.

         The capitalized terms used in the foregoing definitions have the meanings set forth below:

         Allocable Expenditures shall mean all variable, fixed, and other costs, expenses, expenditures, charges, or obligations (including without limitation letters of credit, deposits, etc.) that are related to assets utilized, services provided, or programs administered by HMCo or its affiliates in connection with the performance by HMCo of financial oversight and monitoring services on behalf of Holdings and/or the Company and other Participating Acquired Companies, including without limitation corporate airplanes, charitable contributions, retainers for lobbyists and other professionals, and premiums and finance charges for director and officer insurance maintained for representatives of HMCo or its affiliates.

         Fund shall mean any one or more of the equity funds now or hereafter sponsored by Hicks, Muse, Tate & Furst Incorporated or its successors, including any LP Investment Entity (as defined in the limited partnership agreement for any such equity fund) formed under or with respect to any such equity fund.

         Invested Capital shall mean the total amount of partner capital that a Fund from time to time invests in the purchase of securities or instruments of a Participating Acquired Company, less the total cash distributions that constitute a return of such partner capital with proceeds from the disposition of all or any part of such securities or instruments. For each period for which the Pro Rata Share of Allocable Expenditures is being made, the applicable Invested Capital shall equal the amount outstanding as of the end of the respective period.

         Participating Acquired Companyshall mean any partnership, corporation, trust, limited liability company, or other entity that is, for the period for which the Pro Rata Share of Allocable Expenditures is being determined, a party to a monitoring agreement or similar contract with HMCo or its affiliates and is, as of the end of such period, designated by HMCo to bear a portion of such allocable expenditures. HMCo may, in its sole and absolute discretion, determine not to designate an entity as a Participating Acquired Company with respect to such period. HMCo may make such determination of non-designation for no reason or for any reason, including without limitation the respective entity's bankruptcy or other temporary or permanent inability to pay fees or expenses to HMCo or its affiliates.





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